                             BRISTOL HOTEL COMPANY
                            (a Delaware Corporation)


                                TERMS AGREEMENT

                     Common Stock, par value $.01 per share

                                                                    May 12, 1997





To:    Bristol Hotel Company
       14285 Midway Road, Suite 300
       Dallas, Texas 75244

Attention :   Chairman of the Board of Directors

Ladies and Gentlemen:

              We understand that Bristol Hotel Company, a Delaware corporation (the "Company"), proposes to issue and sell up to 3,162,500 shares (including 412,500 shares that may be sold if the Underwriters exercise the option with respect to Option Underwritten Securities) of its common stock, par value $.01 per share (the "Common Stock") (such securities also being hereinafter referred to as the "Initial Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Alex. Brown & Sons Incorporated, Lehman Brothers Inc., Montgomery Securities, Smith Barney Inc. and the other underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the number of Underwritten Securities opposite their names set forth below at the purchase price set forth below, and a proportionate share of Option Underwritten Securities set forth below, to the extent any are purchased.

                                                           Number of Initial
Name of Underwriter                                      Underwritten Securities
------------------------------                           -----------------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated  . . . . . . . . . . . . . . . . . . . . . . . .  412,000
Alex. Brown & Sons Incorporated . . . . . . . . . . . . . . . . . . . .  412,000
Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . . . . . . .  412,000
Montgomery Securities . . . . . . . . . . . . . . . . . . . . . . . . .  412,000
Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  412,000
Credit Lyonnais Securities (USA) Inc. . . . . . . . . . . . . . . . . .   60,000
Credit Suisse First Boston Corporation  . . . . . . . . . . . . . . . .   60,000
Deutsche Morgan Grenfell Inc. . . . . . . . . . . . . . . . . . . . . .   60,000
Donaldson, Lufkin & Jenrette Securities Corporation . . . . . . . . . .   60,000
Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . . . . .   60,000
Oppenheimer & Co., Inc. . . . . . . . . . . . . . . . . . . . . . . . .   60,000
PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . . . . . .   60,000
Salomon Brothers Inc  . . . . . . . . . . . . . . . . . . . . . . . . .   60,000
Schroder Wertheim & Co. Incorporated  . . . . . . . . . . . . . . . . .   60,000
Friedman, Billings, Ramsey & Co., Inc.  . . . . . . . . . . . . . . . .   30,000
Legg Mason Wood Walker, Incorporated  . . . . . . . . . . . . . . . . .   30,000
Rauscher Pierce Refsnes, Inc. . . . . . . . . . . . . . . . . . . . . .   30,000
Raymond James & Associates, Inc.  . . . . . . . . . . . . . . . . . . .   30,000
Southwest Securities, Inc.  . . . . . . . . . . . . . . . . . . . . . .   30,000


       TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,750,000
                                                                      ==========

              The Underwritten Securities shall have the following terms:

Title:                                    Common Stock, par value $.01 per
share
                                          ("Common Stock")
Number of Initial Underwritten Securities:2,750,000 shares
Number of Option Underwritten Securities: 412,500 shares
Initial public offering price per share:  $36.00
Purchase price per share:                 $34.29
Listing requirements:                     New York Stock Exchange
Black-out provisions:                     Specified Security:  Common Stock;
                                          Black Out Period:
                                          Ninety (90) days from the Closing Time
                                          for the Company black-out period in
                                          Section 3(k) of the Standard
                                          Provisions (as defined below)
Lock-up provisions:                       Ninety (90) days with respect to each
                                          of the following:

                                          John A. Beckert
                                          Richard N. Beckert
                                          Joel M. Eastman
                                          J. Peter Kline

                                          Jeffrey P. Mayer
                                          Robert L. Miars
                                          Edward J. Rohling
                                          Robert H. Lutz, Jr.
                                          Kurt C. Read
                                          Donald J. McNamara
                                          David A. Dittman
                                          United/Harvey Holdings, L.P.
                                          Bass America Inc.
                                          Holiday Corporation
Other terms and conditions:

              In addition to the representations and warranties contained in
Section 1 of the Standard Provision (as defined below), the Company hereby represents and warrants to each Underwriter, as of the Closing Time and as of each Date of Delivery, as follows:

              The Agreement and Plan of Merger dated as of December 15, 1996 and as thereafter amended among Holiday Corporation, Holiday Inns, Inc. and the Company and the agreements executed and delivered by the Company and/or any of its Subsidiaries in connection therewith (collectively, the "Merger Agreement"), and the First Amended and Restated Credit Agreement (the "Credit Agreement") relating to the New Credit Facility (as defined in the Prospectus), each have been duly and validly authorized, executed and delivered by the parties thereto, is a valid and binding agreement of the parties thereto, enforceable against each of the parties thereto in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The Merger Agreement and the Credit Agreement are referred to herein as the "Company Documents." The transactions contemplated by the Merger Agreement and the Credit Agreement have been duly contemplated in accordance with their terms.

Closing date and location:                May 16, 1997
                                          Rogers & Wells
                                          200 Park Avenue
                                          New York New York 10021

Notice to Underwriters:                   To Merrill Lynch at:
                                          World Financial Center
                                          North Tower
                                          New York, New York 10281-1201
                                          Attention: Martin J. Cicco, Managing
Director
                                          with a copy to:
                                          Rogers & Wells
                                          200 Park Avenue
                                          New York, New York 10166
                                          Attention:  Robert E. King, Jr., Esq.

              All of the provisions contained in the document attached as Annex I hereto entitled "Bristol Hotel Company--Underwriting Agreement Standard Provisions" (the "Standard Provisions") are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.


              Please accept this offer no later than 5 o'clock P.M. (New York City time) on May 12, 1997 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                   Very truly yours,

                                   MERRILL LYNCH & CO.
                                   MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED
                                   ALEX. BROWN & SONS INCORPORATED
                                   LEHMAN BROTHERS INC.
                                   MONTGOMERY SECURITIES
                                   SMITH BARNEY INC.

                                   BY:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED

                                   By:
                                       --------------------------------------
                                       for themselves and as Representatives
                                       of the Underwriters named herein
                                          Name:
                                          Title:



CONFIRMED AND ACCEPTED:
as of the date first above written

BRISTOL HOTEL COMPANY


By:
       -----------------------------
       Name:
       Title:

                                                                         ANNEX I


                             BRISTOL HOTEL COMPANY
                            (a Delaware corporation)


              Common Stock, Warrants to Purchase Common Stock,
              Preferred Stock, Warrants to Purchase Preferred Stock, Debt Securities and Warrants to Purchase Debt Securities


                             UNDERWRITING AGREEMENT
                              STANDARD PROVISIONS


                                                                        May 1997

              Bristol Hotel Company, a Delaware corporation (the "Company") proposes to issue and sell up to $500,000,000 aggregate initial public offering price of its (i) shares of common stock, par value $.01 per share (the "Common Stock"), (ii) warrants to purchase shares of Common Stock (the "Common Stock Warrants"), (iii) shares of preferred stock, par value $.01 per share (the "Preferred Stock"), (iv) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (v) senior or subordinated debt securities (the "Debt Securities"), or (vi) warrants to purchase Debt Securities (the "Debt Security Warrants"), or any combination thereof, from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale.

              The Preferred Stock will be issued in one or more series and each series of Preferred Stock may vary, as applicable, as to the title, specific number of shares, rank, stated value, liquidation preference, dividend rate or rates (or method of calculation), dividend payment dates, redemption provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities (as defined below)) and any other variable terms as set forth in the applicable certificate of designations (each, the "Certificate of Designations") relating to such series of Preferred Stock.

              The Debt Securities will be issued in one or more series as senior indebtedness (the "Senior Debt Securities") under an indenture, dated as of a date prior to the first issuance of Senior Debt Securities (the "Senior Indenture"), between the Company and a trustee to be named in the applicable prospectus supplement (the "Senior Trustee"), or as subordinated indebtedness (the "Subordinated Debt Securities") under an indenture dated as of a date prior to the first issuance of Subordinated Debt Securities (the "Subordinated Indenture" and together with the Senior Indenture, the "Indenture"), between the Company and a trustee to be named in the applicable prospectus supplement (the "Subordinated Trustee" and collectively with the Senior Trustee, the "Trustees", and each, a "Trustee"). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities) and any other variable terms established by or pursuant to the applicable Indenture.

              Each issue of Common Stock Warrants, Preferred Stock Warrants and Debt Security Warrants (collectively, the "Warrants") will be issued pursuant to a separate warrant agreement (each, a "Warrant Agreement") between the Company and the warrant agent identified therein (each, a "Warrant Agent").
The Warrants may vary, as applicable, as to, among other terms, title, type, specific number, exercise dates or periods, exercise price(s), expiration date(s) and terms of the related Underlying Securities.

              As used herein, "Securities" shall mean the Common Stock, Common Stock Warrants, Preferred Stock, Preferred Stock Warrants, Senior Debt Securities or Subordinated Debt Securities, or any combination thereof, initially issuable by the Company and "Underlying Securities" shall mean the Common Stock, Preferred Stock, Senior Debt Securities or Subordinated Debt Securities issuable upon exercise of the Warrants, as applicable, or upon conversion of the Preferred Stock, Senior Debt Securities or Subordinated Debt Securities, as applicable.

              Whenever the Company determines to make an offering of Securities through one underwriter, or through an underwriting syndicate, which may include Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Company and such underwriter(s) will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, such underwriters (the "Underwriters", which term shall include any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Securities shall specify the number or aggregate principal amount, as the case may be, of Securities to be initially issued (the "Initial Underwritten Securities"), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof); and the name of any Underwriter or Underwriters acting as manager or co-manager (each, a "Managing Underwriter") in connection with such offering, the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Initial Underwritten Securities and any other material variable terms of the Initial Underwritten Securities, as well as the material variable terms of any related Underlying Securities. In addition, if applicable, such Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Securities to cover over-allotments, if any, and the number or aggregate principal amount, as the case may be, of Securities subject to such option (the "Option Underwritten Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of any Option Underwritten Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and the Managing Underwriter, acting for itself and, if applicable, as representative of any other Underwriters. Unless otherwise provided for, each offering of Underwritten Securities will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

              The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-22889) for the registration of the Securities and the Underlying Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the applicable Terms Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and any applicable Indenture with respect to Underwritten Securities that involve Debt Securities will be duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act") on or prior to the date of the Terms Agreement relating to such Underwritten Securities. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the prospectus constituting a part thereof and the applicable prospectus supplement relating to the offering of the Underwritten Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Terms Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462 Registration Statement"), then, after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462 Registration Statement; provided, however, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Underwriting Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

              All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

              The term "Subsidiary" means a corporation, partnership, limited liability company, joint venture or other entity, a majority of the outstanding voting stock, partnership, membership or other interests, as the case may be, of which is beneficially owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, including, without limitation, Bristol Hotel Asset Company, a Delaware corporation, Harvey Hotel Company, Ltd., a Texas limited partnership and Bristol Hotel Management Company, a Delaware corporation.

       SECTION 1.  Representations and Warranties.

              (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:

              (1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, after due inquiry, are contemplated by the Commission or the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with. In addition, the applicable Indenture with respect to any Underwritten Securities that include Debt Securities will have been duly qualified under the 1939 Act on or prior to the date of the Terms Agreement relating to such Underwritten Securities.

                     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including by reason of the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at each Representation Date, and at the Closing Time, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Managing Underwriter expressly for use in the Registration Statement or the Prospectus.

                     Each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the securities, the Company has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees therefor.

              (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at each Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (3) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

              (4) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the statement of operations, stockholders' equity and cash flows of such entity for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein.
       The selected financial data, the summary financial information and other financial and statistical information and data included in the Prospectus present fairly the information shown therein and, to the extent applicable, have been prepared on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus and/or the books and records of the respective entities or group presented therein. In addition, any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the applicable requirements of the 1933 Act and the 1933 Act Regulations with respect to pro forma information and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities at the respective dates indicated and the results of operations for the respective periods specified. All historical financial statements and information and all pro forma financial statements and information required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations are included, or incorporated by reference, in the Registration Statement and the Prospectus.

              (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company or any Subsidiary, whether or not arising in the ordinary course of business, which would be materially adverse to the Company and its Subsidiaries, taken as a whole (any such change being hereinafter referred to as a "Material Adverse Change"), (B) no casualty, loss or condemnation or other adverse event with respect to any of the fee and ground lease interests in hotel properties which the Company or any Subsidiary owns and/or operates (the "Hotels") has occurred which would have an adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company or any of its Subsidiaries or the Hotels which would be material to the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"), (C) there have been no transactions or acquisitions entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which would have a Material Adverse Effect,
       (D) there has been no dividend or distribution of any kind (other than dividends or distributions of additional shares of Common Stock to all holders of the Company's Common Stock on a pro rata basis) declared, paid or made by the Company on any class of its capital stock and (E) there has been no change in the capital stock of the Company or any increase in the indebtedness of the Company, any Subsidiary or the Hotels which would have a Material Adverse Effect.

              (6) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of

       Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, this Underwriting Agreement and the applicable Terms Agreement and the other Company Documents (as hereinafter defined) to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

              (7) Good Standing of Subsidiaries. Each of the Company's Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under the Company Documents (if any, if and as defined in the Terms Agreement) to which it is a party. Each of the Significant Subsidiaries is duly qualified as a foreign corporation, limited partnership, or limited liability company or other entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each corporate Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, except as described in the Prospectus, all of such capital stock is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equity (collectively, "Liens"). None of the outstanding shares of capital stock of the Company corporate Significant Subsidiaries are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock of any of the Company's corporate Significant Subsidiaries, and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of any of the Company's corporate Significant Subsidiaries. Except as otherwise stated in the Registration Statement and the Prospectus, all of the partnership or membership interests, as the case may be, of each partnership or limited liability company Subsidiary, as the case may be, is owned by the Company, directly or through Subsidiaries, free and clear of all Liens, except for such Liens that would not result in a Material Adverse Change.

              (8) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances thereof, if any, contemplated under this Underwriting Agreement, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). All the issued and outstanding shares of capital stock have been duly authorized and are validly issued by the Company, are fully paid and non-assessable and have been offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws), and none of such shares of capital stock were issued in violation of preemptive or other similar rights of any securityholder of the Company. Except as is otherwise disclosed in the Prospectus, and except as granted under this Agreement, no shares of capital stock of the Company are reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such stock.

              (9) Authorization of this Underwriting Agreement and Terms Agreement and Company Documents. This Underwriting Agreement and the applicable Terms Agreement as of the date thereof will have been, duly and validly authorized, executed and delivered by the Company. Assuming due authorization, execution and delivery by the Underwriter, this Underwriting Agreement and the applicable Terms Agreement at the date hereof will be, a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms.

              (10) Authorization of Common Stock. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Common Stock, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and delivered by the Company pursuant to this Underwriting Agreement and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable. The issuance of such Underwritten Securities will not be issued in violation of any preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company or any Subsidiary is a party, or otherwise.

              (11) Authorization of Preferred Stock. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Preferred Stock, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. The applicable Preferred Stock, when issued and delivered by the Company pursuant to this Underwriting Agreement and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company or any Subsidiary is a party, or otherwise. The applicable Certificate of Designations will be in full force and effect prior to the applicable Closing Time for the offering of such Preferred Stock.

              (12) Authorization of Senior Debt Securities and/or Subordinated Debt Securities. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting creditors' rights. Such Underwritten Securities will be in the form contemplated by, and will be entitled to the benefits of, the applicable Indenture.

              (13) Authorization of the Indentures. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities or if Preferred Stock is convertible into Debt Securities, each applicable Indenture has been, or prior to the issuance of the Debt Securities thereunder will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting creditors' rights.

              (14) Authorization of Warrants. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for, the applicable Warrant Agreement and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by such Warrant Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, moratorium or other similar laws generally affecting creditors' rights.

              (15) Authorization of Warrant Agreement. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants, each applicable Warrant Agreement has been, or prior to the issuance of such Underwritten Securities will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting creditors' rights.

              (16) Authorization of Underlying Securities. If the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Common Stock or Preferred Stock, such Underlying Securities have been, or as of the date of such Terms Agreement will have been, duly authorized and reserved for issuance by the Company upon exercise of the Common Stock Warrants or Preferred Stock Warrants, as applicable, or upon conversion of the related Preferred Stock, Senior Debt Securities or Subordinated Debt Securities, as applicable. If the Underlying Securities include Common Stock or Preferred Stock, such Underlying Securities, when issued upon such exercise or conversion, as applicable, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company or any Subsidiary is a party, or otherwise. If the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities, such Underlying Securities have been, or as of the date of such Terms Agreement will have been, duly authorized for issuance by the Company upon the exercise of the Debt Security Warrants or upon conversion of the related Preferred Stock, as applicable. Such Underlying Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered in accordance with the terms of the Debt Securing Warrants or the related Preferred Stock, as applicable, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting creditors' rights.

              (17) Descriptions of the Underwritten Securities, Underlying Securities, Indentures and Warrant Agreement. The Underwritten Securities being sold pursuant to the applicable Terms Agreement as of the date of the Prospectus, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform in all material respects to the statements relating thereto contained or incorporated by reference in the Prospectus.

              (18) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement or other organizational document as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any such entity is a party or by which it or any of them may be bound, or to which any of its property or assets or any Hotel may be bound or subject (collectively, "Agreements and Instruments"), except for such violations and defaults that would not have a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement, and the applicable Terms Agreement and each applicable Indenture and Warrant Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or the material transactions contemplated in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and the material transactions contemplated in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties, Hotels or other properties or operations of the Company or any Subsidiary pursuant to, any Agreements and Instruments or under any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties, Hotels or operations, except in each case for such conflicts, breaches, defaults, violations or liens, charges or encumbrances that would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or the organizational documents of any Significant Subsidiary.

              (19) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which dispute or disturbance, in either case, may reasonably be expected to have a Material Adverse Effect.

              (20) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any Subsidiary, Hotel or any officer or director of the Company which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or that, if determined adversely to the Company, any Subsidiary, Hotel or such officer or director, (A) could reasonably be expected to result in a Material Adverse Effect or (B) which might reasonably be expected to materially and adversely affect the consummation of this Underwriting Agreement, the applicable Terms Agreement or any applicable Indenture or Warrant Agreement or the transactions contemplated herein or therein or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective assets, properties, Hotels or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

              (21) Accuracy of Exhibits. There are no contracts or documents which are required to be described or referred to in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described, referred to and/or filed as required and the descriptions thereof or references thereto are accurate in all material respects.

              (22) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Underwriting Agreement and the applicable Terms Agreement or in connection with the transactions contemplated under this Underwriting Agreement, such Terms Agreement or any applicable Indenture or Warrant Agreement, except such as have been already obtained or as may be required under the 1933 Act and the 1933 Act Regulations or under state or foreign securities laws or real estate syndication laws or under the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD").

              (23) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") presently employed by or necessary to each of them in connection with the business now operated by them, and neither the Company nor any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Subsidiary and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would have a Material Adverse Effect.

              (24) Possession of Licenses and Permits. The Company and its Subsidiaries possess, or have made application for, such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except for such Governmental Licenses the failure of which to obtain, maintain or possess by the Company or any of the Subsidiaries would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

              (25) Registration Rights. Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

              (26) Title to Property. The Company and its Subsidiaries have good and marketable title or a valid leasehold estate, as the case may be, to each of the Hotels and other real property interests indicated in the Prospectus as owned or leased by the Company (or the Subsidiaries), in each case free and clear of Liens, except (A) as otherwise stated in the Registration Statement and the Prospectus, (B) mortgages on each of the Hotels, (C) those which would not have a Material Adverse Effect. Each of the Hotels complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Hotels), except for such failures to comply that would not have a Material Adverse Effect. The Company has no knowledge of, after due inquiry, any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that would have a material adverse effect on the Hotels taken as a whole, or that would have a Material Adverse Effect.

              (27) Insurance. Each of the Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and the Company has no reason to believe that it or any of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Registration Statement and the Prospectus.

              (28) Investment Company Act. The Company and its Subsidiaries are not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

              (29) Environmental Laws. Except as otherwise stated in the Registration Statement and the Prospectus and except for activities, conditions, circumstances, matters or violations that would not have a Material Adverse Effect: (A) to the knowledge of the Company, after due inquiry, the operations of the Company and its Subsidiaries are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (B) to the knowledge of the Company, after due inquiry, none of the Company or its Subsidiaries has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Hotel or any developed or undeveloped land held (at any time) by any of the Company or its Subsidiaries, including, without limitation, any of the land currently or previously operated as car wash facilities or a furniture manufacturing company (all such developed or undeveloped land is referred to herein as "Bristol Land"), and no condition exists on, in, under or adjacent to any Hotel or Bristol Land that could result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (C) none of the Company or its Subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Hotel or

       Bristol Land; (D) none of the Company or its Subsidiaries has actual knowledge of, after due inquiry, or received any written notice from any Governmental Authority (as defined below) or other person claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Hotel or Bristol Land; and (E) no Hotel or Bristol Land is included or, to the knowledge of the Company, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and the Company has no actual knowledge, after due inquiry, that any Hotel or Bristol Land has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company, after due inquiry, proposed for inclusion on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

              As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant, hazardous material or similarly designated materials including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is identified, regulated, prohibited or limited under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49
       C.F.R. Section 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302) as the same may now or hereafter be amended; "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Sections 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Sections 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Sections 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Sections 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environments or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Hotel or Bristol Land, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Hotel or Bristol Land, as the case may be; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

              (30) Tax Returns. The Company has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which an extension has been granted or the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith (except in any case in which the failure to so pay would not have a Material Adverse Effect).

              (31) Listing. If the Underwritten Securities are Common Stock, the Common Stock will be approved for listing on the New York Stock Exchange or such other exchange or automated quotation system specified in the Prospectus on each Representation Date. If the Underwritten Securities are securities other than Common Stock, then such Underwritten Securities will be listed on the stock exchange or automated quotation system, if any, designated in the applicable Terms Agreement on each Representation Date.

              (32) Beneficial Owners, Directors and Officer of the Company. To the knowledge of the Company, after due inquiry, no person who in the aggregate beneficially owns 5% of more of the Common Stock, director of the Company or officer of the Company is a member of the NASD, a controlling stockholder of a member, or an affiliate of a member, or of an underwriter or related person of a member or underwriter with respect to any proposed offering under this Underwriting Agreement and any applicable Terms Agreement. To the knowledge of the Company, after due inquiry, no beneficial owner of the Company's unregistered securities acquired within the 12 months prior to the filing of the Registration Statement, or any amendments thereto, or to the filing of the Prospectus, or any amendment or supplement thereto, has any direct or indirect affiliation or association with any NASD member.

              (33) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

       (b) Officers' Certificates. Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company or such Subsidiary, as the case may be, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

       SECTION 2.  Sale and Delivery to Underwriters; Closing.

       (a) Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

       (b) Option Underwritten Securities. In addition, subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement, an option to the Underwriters, severally and not jointly, to purchase up to the number or aggregate principal amount, as the case may be, of the Option Underwritten Securities set forth therein at a price per Option Underwritten Security equal to the price per Initial Underwritten Security. Such option, if granted, will expire 30 days after the date of such Terms Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by the Managing Underwriter to the Company setting forth the number or aggregate principal amount, as the case may be, of Option Underwritten Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Underwritten Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by the Managing Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Managing Underwriter and the Company. If the option is exercised as to all or any portion of the Option Underwritten Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total number or aggregate principal amount, as the case may be, of Option Underwritten Securities then being purchased which the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in such Terms Agreement bears to the total number or aggregate principal amount, as the case may be, of Initial Underwritten Securities, subject to such adjustments as the Managing Underwriter in its discretion shall make to eliminate any sales or purchases of a fractional number or aggregate principal amount, as the case may be, of Option Underwritten Securities.

       (c) Payment. Payment of the purchase price for, and delivery of, the Initial Underwritten Securities shall be made at the office of counsel to the Underwriter, or at such other place as shall be agreed upon by the Managing Underwriter and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Managing Underwriter and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Underwritten Securities, payment of the purchase price for, and delivery of such Option Underwritten Securities, shall be made at the above-mentioned offices of counsel to the Underwriter, or at such other place as shall be agreed upon by the Managing Underwriter and the Company, on the relevant Date of Delivery as specified in the notice from the Managing Underwriter to the Company.

              Payment shall be made to the order of the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Managing Underwriter for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized the Managing Underwriter, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. The Managing Underwriter, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

       (d) Denominations; Registration. The Underwritten Securities or certificates for the Underwritten Securities, as applicable, shall be in such denominations and registered in such names as the Managing Underwriter may request in writing at least two full business days prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Underwritten Securities or certificates for the Underwritten Securities, as applicable, will be made available for examination and packaging by the Managing Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

       SECTION 3.  Covenants of the Company.

              The Company covenants with the Managing Underwriter and with each Underwriter participating in the offering of Underwritten Securities, as follows:

       (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will promptly notify the Representative(s) of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission relating to the Registration Statement or the Prospectus, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will use reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

       (b) Filing of Amendments. The Company will give the Managing Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Managing Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Managing Underwriter or counsel for the Underwriters shall object.

       (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Managing Underwriter and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Managing Underwriter and counsel for the Underwriters, without charge, as many conformed copies of the Registration Statement as originally filed and of each amendment thereto for each of the Underwriters as may be reasonably requested by the Managing Underwriter.
Copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

       (d) Delivery of Prospectuses. The Company will deliver to the Managing Underwriter, on behalf of each Underwriter, without charge, as many copies of each preliminary prospectus as the Managing Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

       (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement (in form and substance reasonably satisfactory to counsel for the Underwriters) as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters and counsel for the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

       (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities and any related Underlying Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions (domestic or foreign) as the Managing Underwriter may reasonably designate and to maintain such qualifications in effect in order to permit the distribution of the Underwritten Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify or register as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or registered or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or provide any undertaking or make any change in its charter, certificate of incorporation, by-laws or other governing documents that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its shareholders.

       (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable (but not later than 90 days after the close of the Company's current fiscal year) an earnings statement (in form and in a manner complying with Rule 158 of the 1933 Act Regulations) for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

       (h) Reservation of Securities. If the applicable Terms Agreement specifies that any related Underlying Securities include Common Stock or Preferred Stock, the Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock and/or Preferred Stock, as applicable, for the purpose of enabling the Company to satisfy any obligations to issue such Underlying Securities upon exercise of the related Warrants, as applicable, or upon conversion of the Preferred Stock, Senior Debt Securities or Subordinated Debt Securities, as applicable.

       (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds."

       (j) Listing. The Company will use its best efforts to effect and maintain the listing of the Underwritten Securities and any related Underlying Securities, prior to the Closing Time, on the New York Stock Exchange, and/or such other stock exchange or automated quotation system designated in the applicable Terms Agreement, and will file with the New York Stock Exchange, and/or such other stock exchange or automated quotation system designated in the applicable Terms Agreement, all documents and notices required by the New York Stock Exchange, and/or such other stock exchange or automated quotation system designated in the applicable Terms Agreement, of companies that have securities listed on such exchange.

       (k) Restriction on Sale of Securities. Between the date of the applicable Terms Agreement and the Closing Time and/or such other date specified in such Terms Agreement, the Company and any other entity or person named in the applicable Terms Agreement will not, without the prior written consent of the Managing Underwriter, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, the securities specified in such Terms Agreement subject to any conditions listed therein.

       (l) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

       (m) Exchange Act Filings. During the period from each Closing Time until three years after such Closing Time, the Company will deliver to the Managing Underwriter, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Company mailed to its stockholders or filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and
(ii) such other information concerning the Company as the Managing Underwriter may reasonably request.

       SECTION 4.  Payment of Expenses.

       (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement and each applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, the Indentures and any Warrant Agreement, (iii) the preparation, issuance and delivery of the Underwritten Securities and any related Underlying Securities, any certificates for the Underwritten Securities or such Underlying Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustees, and any Warrant Agent, and their respective counsel, (v) the qualification of the Underwritten Securities and any related Underlying Securities under state securities and real estate syndication laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey,
(vi) the printing
and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities and any related Underlying Securities, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities and any related Underlying Securities, if applicable, (ix) the filing fees incident to the review, if any, by the NASD of the terms of the sale of the Underwritten Securities and any related Underlying Securities, and
(x) the fees and expenses of any Underwriter acting in the capacity of a "qualified independent underwriter" (as defined in Section 2(l) of Schedule E of the by-laws of the NASD), if specified in the applicable Terms Agreement and
(xi) any transfer taxes imposed on the sale of the Underwritten Securities to the several Underwriters.

       (b) Termination of Agreement. If the applicable Terms Agreement is terminated by the Managing Underwriter in accordance with the provisions of
Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

       SECTION 5.  Conditions of Underwriters' Obligations.

              The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer or authorized representative of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

       (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1993 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission or the state securities authority of any jurisdiction, and any request on the part of the Commission or the state securities authority of any jurisdiction for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities and any related Underlying Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

       (b) Opinions of Counsel for Company. At Closing Time, the Managing Underwriter shall have received the favorable opinions, dated as of Closing Time, of each of Jones, Day, Reavis & Pogue, counsel for the Company, Munsch Hardt Kopf Harr & Dinan, counsel for the Company, and Joel Eastman, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibits B-1, B-2, B-3 and B-4 hereto, as applicable, and to such further effect as counsel to the Underwriters may reasonably request.

       (c) Opinion of Counsel for Underwriters. At Closing Time, the Managing Underwriter shall have received the favorable opinion, dated as of Closing Time, of counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the incorporation of the Company, the validity of the Underwritten Securities, the authorization of the Terms Agreement, the Registration Statement, the Prospectus and other related matters that the Managing Underwriter may reasonably require. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Managing Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or authorized representatives of the Company and certificates of public officials.

       (d) Material Adverse Change; Officers' Certificate. At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, and the Managing Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Change, and (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and with respect to such other matters as the Managing Underwriter or counsel for the Underwriters may reasonably request.

       (e) Accountants' Letters. At the time of the execution of the applicable Terms Agreement, the Managing Underwriter shall have received from Arthur Andersen LLP, as applicable, a letter dated such date, in form and substance satisfactory to the Managing Underwriter and counsel to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" as set forth in the American Institute of Certified Public Accountants' Statement on Accounting Standards 72 to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

              In addition, at the time of the execution of the applicable Terms Agreement, the Managing Underwriter shall have received from such other independent accountants, as applicable, a letter dated such date, in form and substance satisfactory to the Managing Underwriter and counsel to the Underwriters to the effect that: (i) they are independent accountants within the meaning of the 1933 Act and the 1933 Act Regulations; and (ii) it is their opinion that the financial statements audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3; and

(iii) such other matters as may be reasonably requested by the Managing Underwriter or counsel to the Underwriters.

       (f) Bring-down Accountants' Letters. At Closing Time, the Managing Underwriter shall have received from Arthur Andersen LLP, and such other accountants, as applicable, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter and letters furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than five business days prior to the Closing Time.

       (g) Ratings. If the Underwritten Securities include Debt Securities, since the time of execution of the applicable Terms Agreement, there shall not have occurred a downgrading in the rating assigned to such Underwritten Securities or any other of the Company's debt securities by any "nationally recognized statistical organization," as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Underwritten Securities or any of the Company's other debt securities. The Company shall have delivered to the Managing Underwriter a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the Managing Underwriter, confirming that the Underwritten Securities have such ratings.

       (h) Approval of Listing. At Closing Time, the Underwritten Securities shall be listed or shall have been approved for listing, subject only to official notice of issuance, if and as specified in the applicable Terms Agreement.

       (i) Lock-up Agreements. On the date of the applicable Terms Agreement, the Managing Underwriter shall have received, in form and substance satisfactory to it, each lock-up agreement, if any, specified in such Terms Agreement as being required to be delivered by the persons listed therein.

       (j) Over-Allotment Option. In the event that the Underwriters are granted an over-allotment option by the Company in the applicable Terms Agreement and the Underwriters exercise their option to purchase all or any portion of the Option Underwritten Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, the Managing Underwriter shall have received:

              (1) A certificate dated such Date of Delivery, of the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

              (2) The favorable opinions of each of Jones, Day, Reavis & Pogue, counsel for the Company, Munsch Hardt Kopf Harr & Dinan, counsel for the Company, and Joel Eastman, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten

       Securities and otherwise to the same effect as the opinions required by
       Section 5(b) hereof.

              (3) The favorable opinion of counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by
       Section 5(c) hereof.

              (4) A letter from Arthur Andersen LLP and such other accountants, as applicable, in form and substance satisfactory to the Managing Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Managing Underwriter pursuant to Section 5(f) hereof, except that the "specified date" on the letters furnished pursuant to this paragraph shall be a date not more than five business days prior to such Date of Delivery.

       (k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to the Managing Underwriter and counsel for the Underwriters.

       (l) Termination of Terms Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Underwritten Securities on such Date of Delivery) may be terminated by the Managing Underwriter by notice to the Company at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 4, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

       SECTION 6.  Indemnification.

       (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

              (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included or incorporated by reference in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection
       (a)(1) above if such settlement is effected with the written consent of the indemnifying party; and

              (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Managing Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (a)(1) or (a)(2) above, to the extent that any such expense is not paid under subsection (a)(1) or (a)(2) above;

       provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Managing Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense.

       (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of the Company's directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434

Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Managing Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

       (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) above, counsel to the indemnified parties shall be selected by the Managing Underwriter, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

       SECTION 7.  Contribution.

              If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

              The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

              The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

              Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

              No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the





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
same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement and not joint.

       SECTION 8.  Representations, Warranties and Agreements to Survive
Delivery.

              All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

       SECTION 9.  Termination.

       (a) Terms Agreement. The Managing Underwriter may terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Managing Underwriter, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange or any other exchange on which securities of the Company are listed, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the NASDAQ National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or
(iv) a banking moratorium has been declared by either Federal, New York, or Texas authorities.

       (b) Liabilities. If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 4 and 10 hereof, and provided further that Sections 4, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

            SECTION 10.  Default by One or More of the Underwriters.

              If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then the Managing Underwriter shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Managing Underwriter shall not have completed such arrangements within such 24-hour period, then:

                     (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

                     (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Underwritten Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

              No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

              In the event of any such default which does not result in (i) a termination of the applicable Terms Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Underwritten Securities, as the case may be, either the Managing Underwriter or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

       SECTION 11.  Notices.

              All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the addresses indicated in the applicable Terms Agreement, and notices to the Company shall be directed to 14285 Midway Road, Suite 300, Dallas, Texas 75244, attention of Joel Eastman, Esq., with a copy to Jones,





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
Day, Reavis & Pogue, 599 Lexington Avenue, 32nd Floor, New York, New York 10022, attention of Robert A. Profusek, Esq.

       SECTION 12.  Parties.

              This Underwriting Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the parties hereto and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and its successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

       SECTION 13.  GOVERNING LAW AND TIME.

              THIS UNDERWRITING AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

       SECTION 14.  Effect of Headings.

              The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                      *      *      *      *      *      *





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